                                                                    EXHIBIT 12.1

                            AMB PROPERTY CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------------
                                                                        1997             1997            1997
                                  1993    1994     1995     1996    HISTORICAL(1)   AS ADJUSTED(2)   PRO FORMA(3)
                                  ----   ------   ------   ------   -------------   --------------   ------------
Earnings:
  Income (loss) from operations
    before minority interests...  $798   $2,925   $3,296   $7,140      $18,885         $103,903        $118,539
  Interest expense..............    --       --        4       --        3,528           45,429          83,062
                                  ----   ------   ------   ------      -------         --------        --------
        Total earnings..........  $798   $2,925   $3,300   $7,140      $22,413         $149,332        $201,601
                                  ====   ======   ======   ======      =======         ========        ========
Fixed charges:
  Interest expense(4)...........  $ --   $   --   $    4   $   --      $ 3,528         $ 45,429        $ 83,062
  Capitalized interest(5).......    --       --       --       --          448            3,455           4,118
                                  ----   ------   ------   ------      -------         --------        --------
        Total fixed charges.....  $ --   $   --   $    4   $   --      $ 3,976         $ 48,884        $ 87,180
                                  ====   ======   ======   ======      =======         ========        ========
Series A and Series B Preferred
  Stock dividends...............    --       --       --       --           --               --          14,875
                                  ----   ------   ------   ------      -------         --------        --------
        Total fixed charges and
          preferred stock
          dividends.............  $ --   $   --   $    4   $   --      $ 3,976         $ 48,884        $102,055
                                  ====   ======   ======   ======      =======         ========        ========
Ratio of earnings to fixed
  charges.......................   N/A      N/A      825x     N/A          5.6x             3.1x            2.3x
                                  ====   ======   ======   ======      =======         ========        ========
Ratio of earnings to fixed
  charges and preferred stock
  dividends.....................   N/A      N/A      825x     N/A          5.6x             3.1x            2.0x
                                  ====   ======   ======   ======      =======         ========        ========

                                        FOR THE SIX MONTHS ENDED
                                                JUNE 30,
                                  ------------------------------------
                                                               1998
                                     1997         1998         PRO
                                  HISTORICAL   HISTORICAL    FORMA(3)
                                  ----------   ----------   ----------
Earnings:
  Income (loss) from operations
    before minority interests...    $2,764      $59,570      $ 67,501
  Interest expense..............        --       27,561        40,211
                                    ------      -------      --------
        Total earnings..........    $2,764      $87,131      $107,712
                                    ======      =======      ========
Fixed charges:
  Interest expense(4)...........    $   --      $27,561      $ 40,211
  Capitalized interest(5).......        --        3,098         3,098
                                    ------      -------      --------
        Total fixed charges.....    $   --      $30,659      $ 43,309
                                    ======      =======      ========
Series A and Series B Preferred
  Stock dividends...............        --           --         7,438
                                    ------      -------      --------
        Total fixed charges and
          preferred stock
          dividends.............    $   --      $30,659      $ 50,747
                                    ======      =======      ========
Ratio of earnings to fixed
  charges.......................       N/A          2.8x          2.5x
                                    ======      =======      ========
Ratio of earnings to fixed
  charges and preferred stock
  dividends.....................       N/A          2.8x          2.1x
                                    ======      =======      ========

---------------
(1) Historical ratio of earnings to fixed charges includes the results of the Predecessor for the period from January 1, 1997 through November 25, 1997, and the results of the Company subsequent to November 25, 1997, the date of acquisition by the Company.

(2) As adjusted ratio of earnings to fixed charges has been prepared as if the Formation Transactions, the IPO and certain 1997 property acquisitions and dispositions had occurred on January 1, 1997.

(3) Pro forma ratio of earnings to fixed charges has been prepared as if the 1998 property acquisitions, the issuance of Senior Debt Securities, the issuance of Series A Preferred Stock and the Offering had occurred on January 1, 1997.

(4) Includes amortization of debt premiums and deferred financing fees.

(5) Historical capitalized interest represents construction interest incurred subsequent to November 25, 1997, the date of acquisition by the Company.